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                                                                      Exhibit 23
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                      CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus constituting part of the Registration Statements on Form S-3 (Registration Nos. 33-53169 and 33-53387) and to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 33-50786, 33-16082, 1-9225, 2-73650 and 2-89810) of H.B. Fuller Company of our report dated January 10, 1997 appearing in the 1996 Annual Report to Stockholders of H.B. Fuller Company which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears in this Form 10-K.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Minneapolis, Minnesota
February 25, 1997